UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2018

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2018, the Board of Directors (the “Board”) of Black Ridge Oil & Gas, Inc. (the “Company”) approved and adopted the Black Ridge Oil & Gas, Inc. 2018 Management Incentive Plan (the “Plan”) and the form of 2018 Management Incentive Plan Award Agreement (the “Award Agreement”:). Copies of the Plan and form of Award Agreement are attached to this Report as Exhibits 10.1 and 10.2, respectively.

In connection with the approval of the Plan and Award Agreement, the Board approved the issuance of awards (the “Awards”) to certain individuals including officers and directors (the “Grantees”), representing a percentage of the shares of Black Ridge Acquisition Corp. (“BRAC”) held by the Company as of the date of closing of the business combination (the “Closing”) for the acquisition of a target business as described in the BRAC prospectus dated October 4, 2017, as follows:

Name	Percentage of BRAC Shares Owned by the Company Granted to Grantee
Bradley Berman	1.6%
Lyle Berman	1.6%
Benjamin Oehler	1.6%
Joe Lahti	1.6%
Kenneth DeCubellis	4.0%
Michael Eisele	2.8%
James Moe	2.1%

The foregoing description of the Awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and form of Award Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Report and are incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	2018 Stock Management Incentive Plan *

10.2	Form of 2018 Management Incentive Plan Award Agreement.*

*          Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: March 6, 2018

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